Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Announces $200 million Accelerated Share Repurchase

NEWARK, Del., March 9, 2026 — Sallie Mae (Nasdaq: SLM) formally SLM Corporation, today announced that it has entered into a $200 million accelerated share repurchase (“ASR”) agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”).

The ASR and any future share repurchases will be conducted under the $500 million share repurchase program authorized by Sallie Mae’s Board of Directors, effective Jan. 22, 2026.

“Following our fourth-quarter earnings announcement, pursuant to our $500 million share repurchase authorization, we promptly implemented a dynamic repurchase plan, which was fully executed amid the significant market dislocation experienced over the past several weeks,” said Jon Witter, Chief Executive Officer, Sallie Mae. “Today’s accelerated share repurchase announcement, together with shares already repurchased this quarter, brings our first-quarter share repurchases and commitments to nearly $300 million, reflecting our disciplined approach to capital allocation and our belief in the power of our franchise. We will continue to evaluate other options to generate capital for share repurchases during this period of market dislocation and would hope to exhaust most, if not all, of our current $500 million authorization in 2026.”

On March 10, 2026, the company will prefund a $200 million ASR with Goldman Sachs and expects to receive and retire a significant portion of the shares shortly after execution, providing the company with prompt share count reduction.

The final number of shares to be repurchased will be based on the volume-weighted average price of the company’s common stock during the term of the ASR agreement, less a discount and subject to customary adjustments. At final settlement, the company may receive additional shares or, under certain circumstances, may be required to deliver shares or make a cash payment pursuant to the terms of the ASR agreement.

The transactions under the ASR agreement are expected to be completed prior to the end of the second quarter of 2026.

Additional information regarding today’s announcement can be found in a Form 8-K that Sallie Mae will file with the U.S. Securities and Exchange Commission.

Cautionary Note Regarding Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “hope,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast”, “medium term,” “long term,” and other similar words. Such statements can include, but are not limited to, statements about the plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts of or about SLM Corporation, Sallie Mae Bank (“SMB”), and/or either of their direct or indirect subsidiaries (collectively, the “Company” or Sallie Mae”). These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, among others, those set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update, revise, or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements that occur after the date such statements were made or presented. Any forward-looking statements speak only as of the date this press release was published. In light of these risks, uncertainties, and assumptions, you should not put undue reliance on any forward-looking statements discussed herein.

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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@SallieMae.com

Investors
Kate deLacy, 571-438-9574, kate.delacy@salliemae.com